AMERICAN INFLATABLES, INC.
                               947 Newhall Street
                          Costa Mesa, California 92627
                                 (888) 904-9949

                                  PRESS RELEASE




         On November 9, 2001, the Securities and Exchange Commission (the "Commission") declared the Registration Statement on Form S-4 of National Paintball Supply Company, Inc. (the "Registration Statement") effective. The Registration Statement relates to the proposed acquisition of American Inflatables, Inc. ("American Inflatables") by National Paintball Supply Company, Inc. ("Paintball"). The Proxy Statement/Prospectus contained in the Registration Statement included a notice to the shareholders of American Inflatables that a special meeting of shareholders (the "Special Meeting") would be held at 5:00 p.m., pacific time on Friday, December 7, 2001 at a location in Costa Mesa, California.

         Since the Registration Statement was declared effective, Gregg Mulholland, the Chief Executive Officer and Chairman of the Board of American Inflatables, and David W. Ariss, Sr., a director of American Inflatables, have become defendants in a lawsuit, solely in their individual capacities and not in their capacities as officers and directors of American Inflatables. The plaintiffs in the lawsuit obtained a temporary protective order that temporarily prohibits Mr. Mulholland until December 31, 2001, from transferring any of the shares of stock of American Inflatables personally owned by Mr. Mulholland reflected in the Reorganization Agreement between American Inflatables and Paintball and in the Registration Statement. The temporary protective order could have prevented Mr. Mulholland's shares of American Inflatables from participating in the merger of American Inflatables and Paintball as contemplated in the Registration Statement.

         The plaintiffs have informed Paintball and American Inflatables that they would like the merger to be consummated. Mr. Mulholland and Mr. Ariss have informed Paintball and American Inflatables that they have reached agreement on the material terms of a settlement to resolve the issues in the lawsuit in a manner that will permit the merger to be consummated on the same terms as already set forth in the Reorganization Agreement; however, it is necessary to delay the American Inflatables Special Meeting to provide an opportunity for the material terms to be reduced to a formal writing of full agreement. Mr. Mulholland and Mr. Ariss have informed Paintball and American Inflatables that they consider the statement of material terms, which they have initialed, to be binding on them and that they expect the formal writing of full agreement to be executed, and the temporary protective order to be modified accordingly, on or before December 12, 2001.

         Paintball and American Inflatables believe that the law suit will be settled in accordance with the statement of material terms within the time frame given by Mr. Mulholland and Mr. Ariss; however, there can be no guaranty that the law suit will be settled or if it is settled that it will be settled within the time frame indicated or with the terms described herein. Even if the lawsuit is settled, either as described herein or otherwise, there can be no guaranty that the merger will be consummated on the terms contemplated in the Reorganization or at all, though Paintball currently desires to continue to attempt to consummate the merger and American Inflatables has indicated to Paintball that it also currently desires to continue to attempt to consummate the merger.

         American Inflatables has informed Paintball that it has postponed the Special Meeting and that it will announce a new record date and meeting date for the Special Meeting as soon as reasonably practicable. Set forth below is a summary of the lawsuit against Mr. Mulholland and Mr. Ariss and the material terms of the settlement as described to Paintball by Mr. Mulholland and plaintiffs' counsel.

         On November 13, 2001, Universal Consultants, Inc., a Nevada corporation ("UCI"), National Financial, Inc., a Nevada corporation ("NFI"), and William Carroll, an individual resident in California and a director of UCI and NFI (collectively, the "Plaintiffs") filed a summons and complaint (the "Lawsuit") in the Superior Court of the State of California in Orange County. The Lawsuit names Mr. Mulholland, Mr. Ariss and 1-10 John Does as defendants in their individual capacities (collectively, the "Defendants"). Paintball is currently unable to determine whether UCI and NFI are affiliates of each other.

         The Lawsuit generally arose out of two transactions involving Mr. Mulholland and American Inflatables. One involved a December 12, 2000 note for $330,000 from American Inflatables to UCI (the "Note"), with accrued interest of $32,185.07 to date, and a Warrant for UCI to purchase up to 1,320,000 shares of American Inflatables stock for $0.25 per share (the "Warrant") described in Notes F and J to American Inflatables audited financial statements contained in the Registration Statement. The note is secured by all of American Inflatables' real and personal property. The loan was due on March 12, 2001 and has not been paid. Mr. Mulholland had personally guaranteed this Note and Interest.

         Mr. Mulholland, Mr. Ariss and plaintiffs' counsel have informed Paintball and American Inflatables that under the terms of the settlement, Mr. Mulholland will secure the payment of the Note and interest with all of his own personal shares, which will be held in an escrow until paid. Under the escrow agreement, the escrow officer will be empowered to deliver these Mulholland shares as required to effect the merger, and the replacement Paintball shares will be held in escrow until the UCI debt is paid in full. UCI will retain the right to exercise the Warrant, and if it exercises the Warrant, the principal amount of the Note will be exonerated to the extent of the exercise price paid by UCI (100% of the principal amount of the Note if the Warrant is exercised in full). American Inflatables is being released of any obligation for the accrued interest on the Note, which will be paid by Mr. Mulholland, and if UCI does not exercise the Warrant, American Inflatables will be released of any obligation for the principal amount of the Note, which will also be paid by Mr. Mulholland. The settlement also provides for the security interest in American Inflatables' property to be released by UCI, effective when Mr. Mulholland's shares have been delivered to the escrow.

         Under the other transaction, which occurred on February 7, 2000, Mr. Mulholland sold to NFI options to purchase an aggregate of 1,500,000 shares of American Inflatables stock owned by Mr. Mulholland for $250,000 (the "Option Agreement"). The Option Agreement gave NFI options to purchase 1,000,000 shares of American Inflatables stock from Mr. Mulholland for $1.00 per share and 500,000 shares for $2.00 per share. The proceeds of the sale of the options were paid into an existing real estate purchase escrow account for the purchase of a house in the name of Mr. Ariss (the "Ocean Vista Property"). A Trust Deed was also executed on the Ocean Vista Property to secure performance by Mr. Mulholland under the Option Agreement, and Mr. Mulholland agreed to indemnify
NFI for any breach by Mr. Mulholland of his obligations under the Option Agreement. Mr. Mulholland caused American Inflatables to be a party to the Option Agreement, in connection with which American Inflatables made certain representations and warranties and subjected itself to certain restrictive covenants (such as but not limited to covenants not to sell or transfer any assets other than in the ordinary course of business, not to issue any additional stock or cause dilution of existing stock, not to incur further debt and to indemnify NFI for any breach by Mr. Mulholland of his obligations under the Option Agreement). Subsequent to the execution of the Option Agreement, American Inflatables issued 1,053,984 additional shares of its stock to Mr. Mulholland.

         Mr. Mulholland, Mr. Ariss and plaintiffs' counsel have informed American Inflatables and Paintball that the Option Agreement and Ocean Vista Property claims of NFI have been settled in consideration for 1,250,000 of Mr. Mulholland's personally owned shares, which shall be transferred to NFI via the escrow, which in turn will permit Mr. Mulholland to continue to vote all of his personally owned shares until the shares are distributed in accordance with the settlement agreement. The Trust Deed on the Ocean Vista Property will be amended. In addition, Mr. Mulholland will be released by NFI from any further obligations under the Option Agreement, and the amended Trust Deed on the Ocean Vista Property will be canceled, once (1) Mr. Mulholland has delivered to the escrow all of his remaining personally owned shares to effect compliance with his obligations under both the settlement of the $330,000 Note claim and the settlement of the Option Agreement and Ocean Vista Property claims and (2) the balance of the settlement and close of the escrow has been completed, after the Merger Agreement is consummated or otherwise -- including final and completed distribution of the shares between plaintiffs and Mulholland in accordance with the settlement agreement. Pending full performance, Mr. Mulholland and Mr. Ariss will also execute a confession to judgment against themselves personally, which will be held in abeyance pending full performance under the settlement, and once the latter occurs, will be voided.

         Though not addressed in the statement of material terms of the settlement, Mr. Mulholland, Mr. Ariss and plaintiffs' counsel have informed American Inflatables and Paintball that American Inflatables will be released from any further obligations under the Option Agreement once (1) all settlement implementation documents have been executed, (2) the modified temporary protective order is filed, and (3) Mr. Mulholland has delivered to the escrow all of his remaining personally owned shares to comply with his obligations under the settlement of the $330,000 Note claim and the Option Agreement and Ocean Vista Property claims. Mr. Mulholland will bear full personal responsibility for all legal costs and damages for NFI and UCI which are agreed to or might be ordered.

             American Inflatables believes that the net effect of the settlement will be to reduce the financial obligations of American Inflatables with Mr. Mulholland personally assuming the released obligations.